EXHIBIT 23.4

                      [HUDDLESTON & CO., INC. LETTERHEAD]

           CONSENT OF INDEPENDANT PETROLEUM AND GEOLOGICAL ENGINEERS

The undersigned hereby consents to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our reserve reports relating to the oil and gas reserves of Callon Petroleum Company at December 31, 1996. We also consent to the references to us under the headings "Risk Factors--Estimates of Oil and Gas Reserves," "Experts," and "Business Properties" and elsewhere in such Prospectus.


                                                   HUDDLESTON & CO., INC.

                                                   By: /s/ PETER D. HUDDLESTON
                                                           Peter D. Huddleston
                                                           President

September 23, 1997